                                             EXHIBIT 23.2


                CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated January 23, 1998 (except as to Note 1 of the Consolidated Financial Statements which is as of February 4, 1998) appearing in the Annual Report of Central Hudson Gas & Electric Corporation on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP
New York, New York
May 15, 1998

